Exhibit 99.1

Chimera Appoints New Independent Board Member Susan Mills

NEW YORK--(BUSINESS WIRE)--November 1, 2023--Chimera Investment Corporation (NYSE:CIM) (the “Company” or “Chimera”) announced today that Susan Mills has been elected to the Company’s Board of Directors as a Class I Director, effective November 13, 2023.

Ms. Mills is currently a Managing Director at Academy Securities (“Academy”), veteran-owned and operated investment bank with strengths in capital markets, asset management, public finance, geopolitical intel, fixed income and equity trading. Prior to that, she spent 36 years at Citigroup Global Markets (“Citi”) as the successor to Salomon Brothers.

“We are pleased to welcome Ms. Mills to our Board,” said Gerry Creagh, Chairman of the Board. “She has extraordinary expertise in the mortgage banking industry, and we believe Chimera will benefit greatly from her extensive experience and perspective.”

Debra Still, Chair of the Nominating and Governance Committee, added “The addition of Ms. Mills to our Board reflects our continued commitment to strengthening our corporate governance by having a diversity of backgrounds, experiences and expertise on our Board.”

During her time at Citi, Ms. Mills held various senior management positions in businesses related to North American Residential Mortgages, including contract finance related to whole loan transactions, securitization, warehouse lending and sourcing residential investment opportunities for Citi or their private credit clients. While at Citi, she was active in women’s mentoring and recruiting groups. She was on the board of Kingsbridge Heights Community Center for two years. Ms. Mills received a bachelor’s degree in Accounting from Long Island University.

Ms. Mills will stand for election at the Company’s 2024 shareholder meeting for the remaining two years of the Class I Director term. Ms. Mills will serve on the Nominating and Corporate Governance Committee and the Risk Committee of the Company’s Board of Directors.

About Chimera

Chimera is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through its subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Agency RMBS, Non-Agency RMBS, Agency CMBS, and other real estate related securities.

Disclaimer

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: our business and investment strategy; our ability to accurately forecast the payment of future dividends on our common and preferred stock, and the amount of such dividends; our ability to determine accurately the fair market value of our assets; availability of investment opportunities in real estate-related and other securities, including our valuation of potential opportunities that may arise as a result of current and future market dislocations; our expected investments; changes in the value of our investments, including negative changes resulting in margin calls related to the financing of our assets; changes in inflation, interest rates and mortgage prepayment rates; prepayments of the mortgage and other loans underlying our mortgage-backed securities, or RMBS, or other asset-backed securities, or ABS; rates of default, delinquencies or decreased recovery rates on our investments; general volatility of the securities markets in which we invest; our ability to maintain existing financing arrangements and our ability to obtain future financing arrangements; our ability to effect our strategy to securitize residential mortgage loans; interest rate mismatches between our investments and our borrowings used to finance such purchases; effects of interest rate caps on our adjustable-rate investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; the impact of and changes to various government programs; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; market trends in our industry, interest rates, the debt securities markets or the general economy; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; availability of qualified personnel; our ability to maintain our classification as a real estate investment trust, or, REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, or 1940 Act; our expectations regarding materiality or significance and the effectiveness of our disclosure controls and procedures.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Contacts

Chimera Investor Contact

Chimera Investment Corporation Investor Relations
888-895-6557
www.chimerareit.com